UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 20, 2005


                               CALPINE CORPORATION
                            (A Delaware Corporation)

                        Commission file number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01 -- OTHER EVENTS.


NEWS RELEASE

                                                        CONTACTS: (408) 995-5115
                                    Media Relations:  Bill Highlander, Ext. 1244
                                    Investor Relations:  Rick Barraza, Ext. 1125


            Calpine Commences $260 Million Preferred Equity Offering
             Relating to Subsidiary Owning its Saltend Energy Centre

     (SAN JOSE, Calif.) /PR Newswire - First Call/ Jan. 20, 2005 - Calpine Corporation [NYSE:CPN] today announced that Calpine European Funding (Jersey) Limited, a new, wholly owned subsidiary of Calpine, intends to commence an offering of $260 million of Redeemable Preferred Shares that will be due 180 days after issuance. This financing is a part of Calpine's recently announced plans to evaluate strategic financial alternatives for its 1,200-megawatt Saltend Energy Centre, including the potential sale of this facility.

     The proceeds from the offering of the Redeemable Preferred Shares will initially be loaned to a holding company, which indirectly owns Calpine's Saltend cogeneration power plant. The net proceeds from this offering will ultimately be used as permitted by Calpine's existing bond indentures.

     Net proceeds from any sale of the facility would be used to first redeem the existing $360 million, two-year redeemable preferred shares. And, second, to redeem the $260 million Redeemable Preferred Shares with the remaining proceeds to be used in accordance with the asset sale provisions of Calpine's existing bond indentures.

     The Redeemable Preferred Shares have not been registered under the Securities Act of 1933, and may not be offered in the United States absent registration or an applicable exemption from registration requirements. The Redeemable Preferred Shares will be offered in a private placement in the United States under Regulation D under the Securities Act of 1933 and outside of the United States pursuant to Regulation S under the Securities Act of 1933. This press release shall not constitute an offer to sell or the solicitation of an offer to buy. Securities laws applicable to private placements limit the extent of information that can be provided at this time.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CALPINE CORPORATION

                                  By:  /s/ Charles B. Clark, Jr.
                                       ------------------------------------
                                       Charles B. Clark, Jr.
                                       Senior Vice President and Controller
                                       Chief Accounting Officer

Date: January 21, 2005